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Exhibit 10.18

AMENDED AND RESTATED SECURITY AGREEMENT

        THIS AMENDED AND RESTATED SECURITY AGREEMENT (this "Security Agreement") is made and entered into as of October 26, 2005, by CROCS, INC., a Delaware corporation, successor by merger to Crocs, Inc., a Colorado corporation (the "Borrower" and the "Grantor") and BANK OF AMERICA, N.A., a national banking association, as Lender (the "Lender"). All capitalized terms used but not otherwise defined herein or pursuant to Section 1 hereof shall have the respective meanings assigned thereto in the Credit Agreement (as defined below).

W I T N E S S E T H:

        WHEREAS, the Lender has agreed to provide to the Borrower a revolving credit facility pursuant to the Amended and Restated Credit Agreement dated as of October 26, 2005, by and among the Borrower and the Lender (as from time to time amended, revised, modified, supplemented or amended and restated, the "Credit Agreement"), which Credit Agreement, amends, renews, modifies and extends the Credit Agreement dated as of April 8, 2005 by and among the Borrower and the Lender; and

        WHEREAS, as collateral security for payment and performance of its Obligations, the Borrower is willing to renew, extend, grant, re-grant, and confirm to the Lender a security interest in certain of its personal property and assets pursuant to the terms of this Security Agreement, as originally granted pursuant to the Security Agreement dated as of April 8, 2005 between the Borrower and the Lender; and

        WHEREAS, the Lender is unwilling to enter into the Loan Documents unless the Borrower enters into this Security Agreement;

        NOW, THEREFORE, in order to induce the Lender to enter into the Loan Documents and to make Loan, and in further consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

        1.     Certain Definitions. Terms used in this Security Agreement, not otherwise expressly defined herein or in the Credit Agreement, and for which meanings are provided in the Uniform Commercial Code of the State of North Carolina (the "UCC"), shall have such meanings.

        2.     Grant of Security Interest. The Borrower hereby grants as collateral security for the payment, performance and satisfaction of all of the Borrower's Obligations, and the prompt payment and performance when due of its obligations and liabilities hereunder and under all other Loan Documents to which it is a party (collectively, the "Secured Obligations"), to the Lender a continuing first priority security interest (except as set forth in Section 7(a) hereof) in and to, and collaterally assigns to the Lender all of the following property of the Grantor or in which the Grantor has or may have or acquire an interest or the power to transfer rights therein, whether now owned or existing or hereafter created, acquired or arising and wheresoever located:

          (a)   All accounts, and including accounts receivable, contracts, bills, acceptances, choses in action, and other forms of monetary obligations at any time owing to the Grantor arising out of property sold, leased, licensed, assigned or otherwise disposed of or for services rendered or to be rendered by the Grantor, and all of the Grantor's rights with respect to any property represented thereby, whether or not delivered, property returned by customers and all rights as an unpaid vendor or lienor, including rights of stoppage in transit and of recovering possession by proceedings including replevin and reclamation (collectively referred to hereinafter as "Accounts");

          (b)   All inventory, including all goods manufactured or acquired for sale or lease, and any piece goods, raw materials, work in process and finished merchandise, component materials, and all supplies, goods, incidentals, office supplies, packaging materials and any and all items used or consumed in the operation of the business of the Grantor or which may contribute to the finished product or to the sale, promotion and shipment thereof, in which the Grantor now or at any time hereafter may have an interest, whether or not the same is in transit or in the constructive, actual or exclusive occupancy or possession of the Grantor or is held by the Grantor or by others for the Grantor's account (collectively referred to hereinafter as "Inventory");

          (c)   All goods, including all machinery, equipment, motor vehicles, parts, supplies, apparatus, appliances, tools, patterns, molds, dies, blueprints, fittings, furniture, furnishings, fixtures and articles of tangible personal property of every description, and all computer programs embedded in any of the foregoing and all supporting information relating to such computer programs, but excluding motor vehicles subject to any certificate of title law (collectively referred to hereinafter as "Equipment");

          (d)   All general intangibles, including all rights now or hereafter accruing to the Grantor under contracts, leases, agreements or other instruments, including all contracts or contract rights to perform or receive services, to purchase or sell goods, or to hold or use land or facilities, and to enforce all rights thereunder, all causes of action, corporate or business records, inventions, patents and patent rights, rights in mask works, designs, trade names and trademarks and all goodwill associated therewith, trade secrets, trade processes, copyrights, licenses, permits, franchises, customer lists, computer programs and software, all internet domain names and registration rights thereto, all internet websites and the content thereof, all payment intangibles, all claims under guaranties, tax refund claims, all rights and claims against carriers and shippers, leases, all claims under insurance policies, all interests in general and limited partnerships and limited liability companies, and other Persons not constituting Investment Property (as defined below), all rights to indemnification and all other intangible personal property and intellectual property of every kind and nature, including but not limited to those patents, trademarks and copyrights listed on Schedule 2(d) attached hereto (collectively referred to hereinafter as "General Intangibles");

          (e)   All chattel paper, including tangible chattel paper, electronic chattel paper, or any hybrid thereof (collectively referred to hereinafter as "Chattel Paper");

          (f)    All investment property, including all securities, security entitlements, securities accounts, commodity contracts and commodity accounts of or maintained for the benefit of the Grantor; provided that any security interest in equity interests of Grantor's Subsidiaries shall be limited to the collateral described in the Amended and Restated Pledge Agreement between Grantor and Lender, dated the date hereof (collectively referred to hereinafter as "Investment Property");

          (g)   All instruments, including all promissory notes (collectively referred to hereinafter as "Instruments");

          (h)   All documents, including warehouse receipts, bills of lading and other documents of title (collectively referred to hereinafter as "Documents");

          (i)    All rights to payment or performance under letters of credit including rights to proceeds of letters of credit ("Letter-of-Credit Rights"), and all Guarantees, endorsements, Liens, supporting obligations and other obligations of any Person securing or supporting the payment, performance, value or liquidation of any of the foregoing (collectively, with Letter-of-Credit Rights, referred to hereinafter as "Supporting Obligations");

          (j)    All books and records relating to any of the forgoing (including customer data, credit files, ledgers, computer programs, printouts, and other computer materials and records (and all media on which such data, files, programs, materials and records are or may be stored)); and

          (k)   All proceeds, products and replacements of, accessions to, and substitutions for, any of the foregoing, including without limitation proceeds of insurance policies insuring any of the foregoing.

        All of the property and interests in property described in subsections (a) through (k) are herein collectively referred to as the "Collateral."

        3.     Perfection.

        At the time of execution of this Security Agreement, the Grantor shall have:

          (a)   furnished the Lender with financing statements in form, number and substance suitable for filing, sufficient under applicable law, and satisfactory in order that upon the filing of the same the Lender shall have a duly perfected security interest in all Collateral in which a security interest can be perfected by the filing of financing statements;

          (b)   delivered to the Lender possession of all Collateral with respect to which either a security interest can be perfected only by possession or a security interest perfected by possession shall have priority as against Persons not having possession, so that the Lender shall have a security interest in all such Collateral perfected by possession; subject in each case only to Liens allowed to exist and have priority under Section 7.01 of the Credit Agreement ("Permitted Liens"); and

          (c)   delivered to the Lender notice of any patents, trademarks or copyrights registered with the Parent and Trademark Office, the Copyright Office or any similar office or agency, whether in the United States or any other country, and, upon the request of the Lender, delivered such perfection documents or filing statements as are required to perfect an interest in such intellectual property; provided, however, that the Lender shall have no obligation to file such perfection documents and/or filing statements and shall incur no liability with respect to such perfection documents and/or filing statements.

        All financing statements (including all amendments thereto and continuations thereof), control agreements, certificates, acknowledgments, stock powers and other documents, electronic identification, restrictive legends, and instruments furnished in connection with the creation, enforcement, protection, perfection or priority of the Lender's security interest in Collateral, including such items as are described above in this Section 3, are sometimes referred to herein as "Perfection Documents." The delivery of possession of items of or evidencing Collateral, causing other Persons to execute and deliver Perfection Documents as appropriate, the filing or recordation of Perfection Documents, the establishment of control over items of Collateral, and the taking of such other actions as may be necessary or advisable in the determination of the Lender to create, enforce, protect, perfect, or establish or maintain the priority of, the security interest of the Lender in the Collateral is sometimes referred to herein as "Perfection Action."

        4.     Maintenance of Security Interest; Further Assurances.

          (a)   The Grantor will from time to time at its own expense, deliver specific assignments of Collateral or such other Perfection Documents, and take such other or additional Perfection Action, as may be required by the terms of the Loan Documents or as the Lender may reasonably request in connection with the administration or enforcement of this Security Agreement or related to the Collateral or any part thereof in order to carry out the terms of this Security Agreement, to perfect, protect, maintain the priority of or enforce the Lender's security interest in the Collateral, subject only to Permitted Liens, or otherwise to better assure and confirm unto the Lender its rights, powers and remedies for the benefit of the Lender hereunder. Without limiting the foregoing, the Grantor hereby irrevocably authorizes the Lender to file (with, or to the extent permitted by applicable law, without the signature of the Grantor appearing thereon) financing statements (including amendments thereto and initial financing statements in lieu of continuation statements) or other Perfection Documents (including copies thereof) showing the Grantor as "debtor" at such time or times and in all filing offices as the Lender may from time to time determine to be necessary or advisable to perfect or protect the rights of the Lender hereunder, or otherwise to give effect to the transactions herein contemplated. The Grantor hereby irrevocably ratifies and acknowledges the Lender's authority to have effected filings of Perfection Documents made by the Lender prior to the date hereof.

          (b)   With respect to any and all Collateral, the Grantor agrees to do and cause to be done all things necessary to perfect, maintain the priority of and keep in full force the security interest granted in favor of the Lender, including, but not limited to, the prompt payment upon demand therefor by the Lender of all fees and expenses (including documentary stamp, excise or intangibles taxes) incurred in connection with the preparation, delivery, or filing of any Perfection Document or the taking of any Perfection Action to perfect, protect or enforce a security interest in Collateral in favor of the Lender, subject only to Permitted Liens. All amounts not so paid when due shall constitute additional Secured Obligations and (in addition to other rights and remedies resulting from such nonpayment) shall bear interest from the date of demand until paid in full at the Default Rate.

          (c)   The Grantor agrees to maintain among its books and records appropriate notations or evidence of, and to make or cause to be made appropriate disclosure upon its financial statements of, the security interest granted hereunder to the Lender.

          (d)   The Grantor agrees that, in the event any proceeds (other than goods) of Collateral shall be or become commingled with other property not constituting Collateral, then such proceeds may, to the extent permitted by law, be identified by application of the lowest intermediate balance rule to such commingled property.

        5.     Receipt of Payment. In the event an Event of Default shall occur and be continuing and the Grantor (or any of its affiliates, stockholders, directors, officers, employees or agents) shall receive any proceeds of Collateral, including without limitation monies, checks, notes, drafts or any other items of payment, the Grantor shall hold all such items of payment in trust for the Lender, and as the property of the Lender, separate from the funds and other property of the Grantor, and no later than the first Business Day following the receipt thereof, at the election of the Lender, the Grantor shall cause such Collateral to be forwarded to the Lender for its custody, possession and disposition in accordance with the terms hereof and of the other Loan Documents.

        6.     Preservation and Protection of Collateral.

          (a)   The Lender shall be under no duty or liability with respect to the collection, protection or preservation of the Collateral, or otherwise, except to the extent expressly contemplated under Section 25. The Grantor shall be responsible for the safekeeping of its Collateral, and in no event shall the Lender have any responsibility for (i) any loss or damage thereto or destruction thereof occurring or arising in any manner or fashion from any cause, (ii) any diminution in the value thereof, or (iii) any act or default of any carrier, warehouseman, bailee or forwarding agency thereof or other Person in any way dealing with or handling such Collateral.

          (b)   The Grantor shall keep and maintain its tangible personal property Collateral in good operating condition and repair, ordinary wear and tear excepted. The Grantor shall not permit any such items to become a fixture to real property (unless the Grantor has granted the Lender a Lien on such real property having a priority acceptable to the Lender) or accessions to other personal property.

          (c)   The Grantor agrees (i) to pay when due all taxes, charges and assessments against the Collateral in which it has any interest, unless being contested in good faith by appropriate proceedings diligently conducted and against which adequate reserves have been established in accordance with GAAP applied on a Consistent Basis and evidenced to the satisfaction of the Lender and provided that all enforcement proceedings in the nature of levy or foreclosure are effectively stayed, and (ii) to cause to be terminated and released all Liens (other than Permitted Liens) on the Collateral. Upon the failure of the Grantor to so pay or contest such taxes, charges, or assessments, or cause such Liens to be terminated, the Lender at its option may pay or contest any of them or amounts relating thereto (the Lender having the sole right to determine the legality or validity and the amount necessary to discharge such taxes, charges, Liens or assessments) but shall not have any obligation to make any such payment or contest. All sums so disbursed by the Lender, including reasonable attorneys' fees, court costs, expenses and other charges related thereto, shall be payable on demand by the Grantor to the Lender and shall be additional Secured Obligations secured by the Collateral, and any amounts not so paid on demand (in addition to other rights and remedies resulting from such nonpayment) shall bear interest from the date of demand until paid in full at the Default Rate.

        7.     Status of Grantors and Collateral Generally. The Grantor represents and warrants to, and covenants with, the Lender, with respect to itself and the Collateral as to which it has or acquires any interest, that:

          (a)   It is (or as to Collateral acquired after the date hereof will be upon the acquisition of the same) and, except as permitted by the Credit Agreement and subsection (b) of this Section 7, will continue to be, the owner of the Collateral, free and clear of all Liens, other than the security interest hereunder in favor of the Lender and Permitted Liens, and that it will at its own cost and expense defend such Collateral and any products and proceeds thereof against all claims and demands of all Persons (other than holders of Permitted Liens) at any time claiming the same or any interest therein adverse to the Lender. Upon the failure of the Grantor to so defend, the Lender may do so at its option but shall not have any obligation to do so. All sums so disbursed by the Lender, including reasonable attorneys' fees, court costs, expenses and other charges related thereto, shall be payable on demand by the Grantor to the Lender and shall be additional Secured Obligations secured by the Collateral, and any amounts not so paid on demand (in addition to other rights and remedies resulting from such nonpayment) shall bear interest from the date of demand until paid in full at the Default Rate.

          (b)   It shall not (i) sell, assign, transfer, lease, license or otherwise dispose of any of, or grant any option with respect to, the Collateral, except for dispositions permitted under the Credit Agreement, (ii) create or suffer to exist any Lien upon or with respect to any of the Collateral except for the security interests created by this Security Agreement and Permitted Liens, or (iii) take any other action in connection with any of the Collateral that would materially impair the value of the interest or rights of the Grantor in the Collateral taken as a whole or that would materially impair the interest or rights of the Lender.

          (c)   It has full power, legal right and lawful authority to enter into this Security Agreement and to perform its terms, including the grant of the security interests in the Collateral herein provided for.

          (d)   No authorization, consent, approval or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required either (i) for the grant by the Grantor of the security interests granted hereby or for the execution, delivery or performance of this Security Agreement by the Grantor, or (ii) for the perfection of or the exercise by the Lender of its rights and remedies hereunder, except for action required or by the Uniform Commercial Code to perfect the security interest conferred hereunder.

          (e)   No effective financing statement or other Perfection Document similar in effect, nor any other Perfection Action, covering all or any part of the Collateral purported to be granted or taken by or on behalf of the Grantor (or by or on behalf of any other Person and which remains effective as against all or any part of the Collateral) has been filed in any recording office, delivered to another Person for filing (whether upon the occurrence of a contingency or otherwise), or otherwise taken, as the case may be, except such as pertain to Permitted Liens and such as may have been filed for the benefit of, delivered to, or taken in favor of, the Lender in connection with the security interests conferred hereunder.

          (f)    Schedule 7(f) attached hereto contains true and complete information as to each of the following: (i) the exact legal name of the Grantor as it appears in its Organizational Documents as of the date hereof and at any time during the five (5) year period ending as of the date hereof (the "Covered Period"), (ii) the jurisdiction of formation and form of organization of the Grantor, and the identification number (if any) of the Grantor in its jurisdiction of formation, (iii) the address of the chief executive office of the Grantor as of the date hereof and at any time during the Covered Period, (iv) all trade names or trade styles used by the Grantor as of the date hereof and at any time during the Covered Period, (v) the address of each location of the Grantor at which any tangible personal property Collateral (including Account Records (as defined below) and Account Documents (as defined below)) is located at the date hereof or has been located at any time during the Covered Period, (vi) with respect to each location described in clause (v) that is not owned beneficially and of record by the Grantor, the name and address of the owner thereof; and (vii) the name of each Person other than the Grantor and the address of such Person at which any tangible personal property Collateral of the Grantor is held under any warehouse, consignment, bailment or other arrangement as of the date hereof. The Grantor shall not change its name, change its jurisdiction of formation (whether by reincorporation, merger or otherwise), change the location of its chief executive office, utilize any additional location where tangible personal property Collateral (including Account Records and Account Documents) may be located or garaged, or change or use any additional or different trade name or style, except in each case upon giving not less than fifteen (15) days' prior written notice to the Lender and taking or causing to be taken at the Grantor's expense all such Perfection Action, including the delivery of such Perfection Documents, as may be reasonably requested by the Lender to perfect or protect, or maintain the perfection and priority of, the Lien of the Lender in Collateral contemplated hereunder.

          (g)   The Grantor shall not engage in any consignment transaction in respect of any of the Collateral, whether as consignee or consignor.

          (h)   The Grantor shall not cause, suffer or permit any of the tangible personal property Collateral (i) to be evidenced by any document of title (except for shipping documents as necessary or customary to effect the delivery of inventory to customers in the ordinary course of business) or (ii) to be in the possession, custody or control of any warehouseman or other bailee unless such location and Person are set forth on Schedule 7(f) or the Lender shall have received not less than 30 days' prior written notice of each such transaction, and the Grantor shall have caused at its expense to be prepared and executed such additional Perfection Documents and to be taken such other Perfection Action as the Lender may deem necessary or advisable to carry out the transactions contemplated by this Security Agreement.

          (i)    No tangible personal property Collateral is or shall be located at any location that is leased by the Grantor from any other Person, unless (x) such location and lessor is set forth on Schedule 7(f) attached hereto or the Grantor provides not less than thirty (30) days' prior written notice thereof to the Lender, (y) such lessor acknowledges the Lien in favor of the Lender conferred hereunder and waives its statutory and consensual liens and rights with respect to such Collateral in form and substance acceptable to the Lender and delivered in writing to the Lender prior to any Collateral being located at any such location, and (z) the Grantor shall have caused at its expense to be prepared and executed such additional Perfection Documents and to be taken such other Perfection Action as the Lender may deem necessary or advisable to carry out the transactions contemplated by this Security Agreement.

        8.     Inspection. The Lender (by any of its officers, employees and agents) shall have the right upon prior notice to an executive officer of the Grantor, and at any reasonable times during the Grantor's usual business hours, to inspect the Collateral, all records related thereto (and to make extracts or copies from such records), and the premises upon which any of the Collateral is located, to discuss the Grantor's affairs and finances with any Person (other than Persons obligated on any Accounts ("Account Debtors") except as expressly otherwise permitted in the Loan Documents) and to verify with any Person other than (except as expressly otherwise permitted in the Loan Documents) Account Debtors the amount, quality, quantity, value and condition of, or any other matter relating to, the Collateral and, if an Event of Default has occurred and is continuing, to discuss the Grantor's affairs and finances with the Grantor's Account Debtors and to verify the amount, quality, value and condition of, or any other matter relating to, the Collateral with such Account Debtors. Upon or after the occurrence and during the continuation of an Event of Default, the Lender may at any time and from time to time employ and maintain on the Grantor's premises a custodian selected by the Lender who shall have full authority to do all acts necessary to protect the Lender's interest. All expenses incurred by the Lender by reason of the employment of such custodian shall be paid by the Grantor on demand from time to time and shall be added to the Secured Obligations secured by the Collateral, and any amounts not so paid on demand (in addition to other rights and remedies resulting from such nonpayment) shall bear interest from the date of demand until paid in full at the Default Rate.

        9.     Specific Collateral.

          (a)   Accounts. With respect to its Accounts whether now existing or hereafter created or acquired and wheresoever located, the Grantor represents, warrants and covenants to the Lender that:

            (i)    The Grantor shall keep accurate and complete records of its Accounts ("Account Records") and from time to time at intervals designated by the Lender the Grantor shall provide the Lender with a schedule of Accounts in form and substance acceptable to the Lender describing all Accounts created or acquired by the Grantor ("Schedule of Accounts"); provided, however, that the Grantor's failure to execute and deliver any such Schedule of Accounts shall not affect or limit the Lender's security interest or other rights in and to any Accounts. If requested by the Lender, the Grantor shall furnish the Lender with copies of proof of delivery and other documents relating to the Accounts so scheduled, including without limitation repayment histories and present status reports (collectively, "Account Documents") and such other matter and information relating to the status of then existing Accounts as the Lender shall request.

            (ii)   All Account Records and Account Documents are and shall at all times be located only at the Grantor's current chief executive office as set forth on Schedule 7(f) attached hereto, such other locations as are specifically identified on Schedule 7(f) attached hereto as an "Account Documents location," or as to which the Grantor has complied with Section 7(f) hereof.

            (iii)  The Accounts, to the best of the Borrower's knowledge, are genuine, are in all respects what they purport to be and are not evidenced by an instrument or document or, if evidenced by an instrument or document, are only evidenced by one original instrument or document.

            (iv)  The Accounts cover bona fide sales and deliveries of Inventory usually dealt in by the Grantor, or the rendition by the Grantor of services, to an Account Debtor in the ordinary course of business.

            (v)   The amounts of the face value of any Account shown or reflected on any Schedule of Accounts, invoice statement, or certificate delivered to the Lender, are actually owing to the

    Grantor and are not contingent for any reason; and there are no setoffs, discounts, allowances, claims, counterclaims or disputes of any kind or description in an amount greater than $100,000 in the aggregate, or greater than $50,000 individually, existing or asserted with respect thereto, and the Grantor has not made any agreement with any Account Debtor thereunder for any deduction therefrom, except as may be stated in the Schedule of Accounts and reflected in the calculation of the face value of each respective invoice related thereto, except as previously disclosed to Lender and as is acceptable to Lender.

            (vi)  Except for conditions generally applicable to the Grantor's industry and markets, there are no facts, events, or occurrences known to the Grantor pertaining particularly to any Accounts which are reasonably expected to materially impair in any way the validity, collectibility or enforcement of Accounts that would reasonably be likely, in the aggregate, to be of material economic value, or in the aggregate materially reduce the amount payable thereunder from the amount of the invoice face value shown on any Schedule of Accounts, or on any certificate, contract, invoice or statement delivered to the Lender with respect thereto.

            (vii) The goods or services giving rise thereto are not, and were not at the time of the sale or performance thereof, subject to any Lien, claim, encumbrance or security interest, except those of the Lender and Permitted Liens.

            (viii)   In the event any amounts due and owing in excess of $10,000 individually, or $50,000 in the aggregate amount, are in dispute between any Account Debtor and the Grantor (which shall include without limitation any dispute in which an offset claim or counterclaim may result), the Grantor shall provide the Lender with written notice thereof as soon as practicable, explaining in detail the reason for the dispute, all claims related thereto and the amount in controversy.

          (b)   Inventory. With respect to its Inventory whether now existing or hereafter created or acquired and wheresoever located, the Grantor represents, warrants and covenants to the Lender that:

            (i)    The Grantor shall keep accurate and complete records itemizing and describing the kind, type, location and quantity of Inventory, its cost therefor and the selling price of Inventory held for sale, and the daily withdrawals therefrom and additions thereto, and shall furnish to the Lender from time to time at reasonable intervals designated by the Lender, a current schedule of Inventory ("Schedule of Inventory") based upon its most recent physical inventory and its daily inventory records. The Grantor shall conduct a physical inventory no less frequently than annually, and shall furnish to the Lender such other documents and reports thereof as the Lender shall reasonably request with respect to the Inventory.

            (ii)   All Inventory, other than Inventory having a value of less than $10,000 in the aggregate for all locations, is and shall at all times be located only at the Grantor's locations as set forth on Schedule 7(f) attached hereto or at such other locations as to which the Grantor has complied with Section 7(f) hereof. The Grantor shall not, other than in the ordinary course of business in connection with its sale, lease, license or other permitted disposition, remove any Inventory having an aggregate value in excess of that stated in the preceding sentence from such locations.

            (iii)  If any Account Debtor returns any Inventory to the Grantor after shipment thereof, and such return generates a credit in excess of $10,000 on any individual Account or $50,000 in the aggregate on any Accounts of such Account Debtor, the Grantor shall notify the Lender in writing of the same as soon as practicable.

          (c)   Equipment. With respect to its Equipment whether now existing or hereafter created or acquired and wheresoever located, the Grantor represents, warrants and covenants to the Lender that:

            (i)    The Grantors, as soon as practicable following a request therefor by the Lender, shall deliver to the Lender any and all evidence of ownership of any of the Equipment (including without limitation certificates of title and applications for title).

            (ii)   The Grantors shall maintain accurate, itemized records describing the kind, type, quality, quantity and value of its Equipment and shall furnish the Lender upon request with a current schedule containing the foregoing information, but, other than during the continuance of an Event of Default, not more often than once per fiscal quarter.

            (iii)  All Equipment, other than Equipment having a value of less than $50,000 in the aggregate for all locations, is and shall at all times be located only at the Grantor's locations as set forth on Schedule 7(f) attached hereto or at such other locations as to which the Grantor has complied with Section 7(f) hereof. The Grantor shall not, other than as expressly permitted hereunder or under the Credit Agreement, sell, lease, transfer, dispose of or remove any Equipment from such locations, having an aggregate value in excess of that stated in the preceding sentence from such locations.

        10.   Casualty and Liability Insurance Required.

          (a)   The Grantor will keep the Collateral continuously insured against such risks as are customarily insured against by businesses of like size and type engaged in the same or similar operations including:

            (i)    casualty insurance on the Inventory and the Equipment in an amount not less than the full insurable value thereof, against loss or damage by theft, fire, lightning and other hazards ordinarily included under uniform broad form standard extended coverage policies, limited only as may be provided in the standard broad form of extended coverage endorsement at the time in use in the states in which the Collateral is located;

            (ii)   comprehensive general liability insurance against claims for bodily injury, death or property damage occurring with or about such Collateral (all such coverage to include provisions waiving subrogation against the Lender), with the Lender as additional insured thereunder, in amounts as shall be reasonably satisfactory to Lender;

            (iii)  liability insurance with respect to the operation of its facilities under the workers' compensation laws of the states in which such Collateral is located, in amounts as shall be reasonably satisfactory to Lender; and

            (iv)  business interruption insurance in amounts as shall be reasonably satisfactory to Lender.

          (b)   Each insurance policy obtained in satisfaction of the requirements of Section 10(a):

            (i)    may be provided by blanket policies now or hereafter maintained by the Grantor;

            (ii)   shall be issued by such insurer (or insurers) as shall be financially responsible, of recognized standing and reasonably acceptable to the Lender;

            (iii)  shall be in such form and have such provisions (including without limitation the loss payable clause, the waiver of subrogation clause, the deductible amount, if any, and the standard mortgagee endorsement clause) as are generally considered standard provisions for the type of insurance involved and are reasonably acceptable in all respects to the Lender;

            (iv)  shall prohibit cancellation or substantial modification, termination or lapse in coverage by the insurer without at least 30 days' prior written notice to the Lender, except for non-payment of premium, as to which such policies shall provide for at least ten (10) days' prior written notice to the Lender;

            (v)   without limiting the generality of the foregoing, all insurance policies where applicable under Section 10(a)(i) carried on the Collateral shall name the Lender as loss payee and the Lender as a party insured thereunder in respect of any claim for payment.

          (c)   Prior to expiration of any such policy, the Grantor shall furnish the Lender with evidence satisfactory to the Lender that the policy or certificate has been renewed or replaced or is no longer required by this Security Agreement.

          (d)   The Grantor hereby makes, constitutes and appoints the Lender (and all officers, employees or agents designated by the Lender) as the Grantor's true and lawful attorney (and agent-in-fact) for the purpose of making, settling and adjusting claims under such policies of insurance, endorsing the name of the Grantor on any check, draft, instrument or other item or payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect to such policies of insurance, which appointment is coupled with an interest and is irrevocable; provided, however, that the powers pursuant to such appointment shall be exercisable only upon the occurrence and during the continuation of an Event of Default.

          (e)   In the event the Grantor shall fail to maintain, or fail to cause to be maintained, the full insurance coverage required hereunder or shall fail to keep any of its Collateral in good repair and good operating condition, the Lender may (but shall be under no obligation to), without waiving or releasing any Secured Obligation or Default or Event of Default by the Grantor hereunder, contract for the required policies of insurance and pay the premiums on the same or make any required repairs, renewals and replacements; and all sums so disbursed by Lender, including reasonable attorneys' fees, court costs, expenses and other charges related thereto, shall be payable on demand by the Grantor to the Lender, shall be additional Secured Obligations secured by the Collateral, and (in addition to other rights and remedies resulting from such nonpayment) shall bear interest from the date of demand until paid in full at the Default Rate.

          (f)    The Grantor agrees that to the extent that it shall fail to maintain, or fail to cause to be maintained, the full insurance coverage required by Section 10(a), it shall in the event of any loss or casualty pay promptly to the Lender to be held in a separate account for application in accordance with the provisions of Sections 10(h), such amount as would have been received as Net Proceeds (as hereinafter defined) by the Lender under the provisions of Section 10(h) had such insurance been carried to the extent required.

          (g)   The Net Proceeds of the insurance carried pursuant to the provisions of Sections 10(a)(ii) and 10(a)(iii) shall be applied by the Grantor toward satisfaction of the claim or liability with respect to which such insurance proceeds may be paid.

          (h)   The Net Proceeds of the insurance carried with respect to the Collateral pursuant to the provisions of Section 10(a)(i) hereof shall be paid to the Grantor and held by the Grantor in a separate account and applied, as follows: after any loss under any such insurance and payment of the proceeds of such insurance, the Grantor shall have a period of 30 days after payment of the insurance proceeds with respect to such loss to elect to either (x) repair or replace the Collateral so damaged, (y) deliver such Net Proceeds to the Lender as additional Collateral or (z) apply such Net Proceeds to the acquisition of tangible assets constituting Collateral used or useful in the conduct of the business of the Grantor, subject to the provisions of this Security Agreement. If the Grantor elects to repair or replace the Collateral so damaged, the Grantor agrees the Collateral shall be repaired to a condition substantially similar to or of better quality or higher value than its condition prior to damage or replaced with Collateral in a condition substantially similar to or of better quality or higher value than the condition of the Collateral so replaced prior to damage. At all times during which an Event of Default shall have occurred and be continuing, the Lender shall be entitled to receive direct and immediate payment of the proceeds of such insurance and the Grantor shall take all action as the Lender may reasonably request to accomplish such payment. Notwithstanding the foregoing, in the event the Grantor shall receive any such proceeds, the Grantor shall immediately deliver such proceeds to the Lender as additional Collateral, and pending such delivery shall hold such proceeds in trust for the Lender and keep the same segregated from its other funds.

          (i)    "Net Proceeds" when used with respect to any insurance proceeds shall mean the gross proceeds from such proceeds, award or other amount, less all taxes, fees and expenses (including attorneys' fees) incurred in the realization thereof.

          (j)    In case of any material damage to, destruction or loss of, or claim or proceeding against, all or any material part of the Collateral pledged hereunder by the Grantor, the Grantor shall give prompt notice thereof to the Lender. Each such notice shall describe generally the nature and extent of such damage, destruction, loss, claim or proceeding. Subject to Section 10(d), the Grantor is hereby authorized and empowered to adjust or compromise any loss under any such insurance other than losses relating to claims made directly against the Lender as to which the insurance described in Section 10(a)(ii) or (iii) is applicable.

          (k)   The provisions contained in this Security Agreement pertaining to insurance shall be cumulative with any additional provisions imposing additional insurance requirements with respect to the Collateral or any other property on which a Lien is conferred under any Security Instrument.

        11.   Rights and Remedies Upon Event of Default. Upon and after an Event of Default, the Lender shall have the following rights and remedies in addition to any rights and remedies set forth elsewhere in this Security Agreement or the other Loan Documents, all of which may be exercised with or, if allowed by law, without notice to the Grantor:

          (a)   All of the rights and remedies of a secured party under the UCC or under other applicable law, all of which rights and remedies shall be cumulative, and none of which shall be exclusive, to the extent permitted by law, in addition to any other rights and remedies contained in this Security Agreement or any other Loan Document;

          (b)   The right to foreclose the Liens and security interests created under this Security Agreement by any available judicial procedure or without judicial process;

          (c)   The right to (i) enter upon the premises of the Grantor through self-help and without judicial process, without first obtaining a final judgment or giving the Grantor notice or opportunity for a hearing on the validity of the Lender's claim and without any obligation to pay rent to the Grantor, or any other place or places where any Collateral is located and kept, and remove the Collateral therefrom to the premises of the Lender or any agent of the Lender, for such time as the Lender may desire, in order effectively to collect or liquidate the Collateral, (ii) require the Grantor or any bailee or other agent of the Grantor to assemble the Collateral and make it available to the Lender at a place to be designated by the Lender that is reasonably convenient to both parties, and (iii) notify any or all Persons who have possession of or control over any Collateral of the occurrence of an Event of Default and other appropriate circumstances, and exercise control over and take possession or custody of any or all Collateral in the possession, custody or control of such other Persons;

          (d)   The right to (i) exercise all of the Grantor's rights and remedies with respect to the collection of Accounts and General Intangibles (collectively, "Payment Collateral"), including the right to demand payment thereof and enforce payment, by legal proceedings or otherwise; (ii) settle, adjust, compromise, extend or renew all or any Payment Collateral or any legal proceedings pertaining thereto; (iii) discharge and release all or any Payment Collateral; (iv) take control, in any manner, of any item of payment or proceeds referred to in Section 5 above; (v) prepare, file and sign the Grantor's name on any Proof of Claim in bankruptcy, notice of Lien, assignment or satisfaction of Lien or similar document in any action or proceeding adverse to any obligor under any Payment Collateral or otherwise in connection with any Payment Collateral; (vi) endorse the name of the Grantor upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to any Collateral; (vii) use the information recorded on or contained on the Grantor's internet website or otherwise in any data processing equipment and computer hardware and software relating to any Collateral to which the Grantor has access; (viii) open the Grantor's mail and collect any and all amounts due to the Grantor from any Account Debtors or other obligor in respect of Payment Collateral; (ix) take over the Grantor's post office boxes or make other arrangements as the Lender deems necessary to receive the Grantor's mail, including notifying the post office authorities to change the address for delivery of the Grantor's mail to such address as the Lender may designate; (x) notify any or all Account Debtors or other obligor on any Payment Collateral that such Payment Collateral has been assigned to the Lender and that Lender has a security interest therein (provided that the Lender may at any time give such notice to an Account Debtor that is a department, agency or authority of the United States government); the Grantor hereby agrees that any such notice, in the Lender's sole discretion, may (but need not) be sent on the Grantor's stationery, in which event the Grantor shall co-sign such notice with the Lender; and (xi) do all acts and things and execute all documents necessary, in Lender's sole discretion, to collect the Payment Collateral; and

          (e)   The right to sell all or any Collateral in its then existing condition, or after any further manufacturing or processing thereof, at such time or times, at public or private sale or sales, with such notice as may be required by law, in lots or in bulk, for cash or on credit, with or without representations and warranties, all as the Lender, in its sole discretion, may deem advisable. The Lender shall have the right to conduct such sales on the Grantor's premises or elsewhere and shall have the right to use the Grantor's premises without charge for such sales for such time or times as the Lender may see fit. The Lender may, if it deems it reasonable, postpone or adjourn any sale of the Collateral from time to time by an announcement at the time and place of such postponed or adjourned sale, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Grantor agrees that the Lender has no obligation to preserve rights to the Collateral against prior parties or to marshal any Collateral for the benefit of any Person. The Lender is hereby granted a license or other right to use, without charge, the Grantor's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale and selling any Collateral. If any of the Collateral shall require repairs, maintenance, preparation or the like, or is in process or other unfinished state, the Lender shall have the right, but shall not be obligated, to perform such repairs, maintenance, preparation, processing or completion of manufacturing for the purpose of putting the same in such saleable form as the Lender shall deem appropriate, but the Lender shall have the right to sell or dispose of the Collateral without such processing and the Grantor shall not have any claim against the Lender for the value that may have been added to such Collateral with such processing. In addition, the Grantor agrees that in the event notice is necessary under applicable law, written notice mailed to the Grantor in the manner specified herein seven (7) days prior to the date of public sale of any of the Collateral or prior to the date after which any private sale or other disposition of the Collateral will be made shall constitute commercially reasonable notice to the Grantor. All notice is hereby waived with respect to any of the Collateral which threatens to decline speedily in value or is of a type customarily sold on a recognized market. The

  Lender may purchase all or any part of the Collateral at public or, if permitted by law, private sale, free from any right of redemption which is hereby expressly waived by the Grantor and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Secured Obligations. The Grantor recognizes that the Lender may be unable to effect a public sale of certain of the Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the "Securities Act"), and applicable state law, and may be otherwise delayed or adversely affected in effecting any sale by reason of present or future restrictions thereon imposed by governmental authorities ("Affected Collateral"), and that as a consequence of such prohibitions and restrictions the Lender may be compelled (i) to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire Affected Collateral, or (ii) to seek regulatory approval of any proposed sale or sales, or (iii) to limit the amount of Affected Collateral sold to any Person or group. The Grantor agrees and acknowledges that private sales so made may be at prices and upon terms less favorable to the Grantor than if such Affected Collateral was sold either at public sales or at private sales not subject to other regulatory restrictions, and that the Lender has no obligation to delay the sale of any Affected Collateral for the period of time necessary to permit the Grantor or any other Person to register or otherwise qualify them under or exempt them from any applicable restriction, even if the Grantor or other Person would agree to register or otherwise qualify or exempt such Affected Collateral so as to permit a public sale under the Securities Act or applicable state law. The Grantor further agrees, to the extent permitted by applicable law, that the use of private sales made under the foregoing circumstances to dispose of Affected Collateral shall be deemed to be dispositions in a commercially reasonable manner. The Grantor hereby acknowledges that a ready market may not exist for Affected Collateral that is not traded on a national securities exchange or quoted on an automated quotation system.

        The net cash proceeds resulting from the collection, liquidation, sale, or other disposition of the Collateral shall be applied first to the expenses (including all attorneys' fees) of retaking, holding, storing, processing and preparing for sale, selling, collecting, liquidating and the like, and then to the satisfaction of all Secured Obligations in accordance with the terms of Section 8.03 of the Credit Agreement. The Grantor shall be liable to the Lender and shall pay to the Lender on demand any deficiency which may remain after such sale, disposition, collection or liquidation of the Collateral.

        12.   Attorney-in-Fact. The Grantor hereby appoints the Lender as the Grantor's attorney-in-fact for the purposes of carrying out the provisions of this Security Agreement and taking any action and executing any instrument which the Lender may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest; provided, that the Lender shall have and may exercise rights under this power of attorney only upon the occurrence and during the continuance of an Event of Default. Without limiting the generality of the foregoing, upon the occurrence and during the continuance of an Event of Default, the Lender shall have the right and power

          (a)   to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

          (b)   to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (a) above;

          (c)   to endorse the Grantor's name on any checks, notes, drafts or any other payment relating to or constituting proceeds of the Collateral which comes into the Lender's possession or the Lender's control, and deposit the same to the account of the Lender on account and for payment of the Secured Obligations.

          (d)   to file any claims or take any action or institute any proceedings that the Lender may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Lender with respect to any of the Collateral; and

          (e)   to execute, in connection with any sale or other disposition of Collateral provided for herein, any endorsement, assignments, or other instruments of conveyance or transfer with respect thereto.

        13.   Reinstatement. The granting of a security interest in the Collateral and the other provisions hereof shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Secured Obligations is rescinded or must otherwise be returned by the Lender or is repaid by the Lender in whole or in part in good faith settlement of a pending or threatened avoidance claim, whether upon the insolvency, bankruptcy or reorganization of the Grantor or otherwise, all as though such payment had not been made. The provisions of this Section 13 shall survive repayment of all of the Secured Obligations and the termination or expiration of this Security Agreement in any manner, including but not limited to termination upon occurrence of the Maturity Date.

        14.   Certain Waivers by the Grantors. The Grantor waives to the extent permitted by applicable law (a) any right to require the Lender or any other obligee of the Secured Obligations to (x) proceed against any Person or entity, (y) proceed against or exhaust any Collateral or other collateral for the Secured Obligations, or (z) pursue any other remedy in its power; (b) any defense arising by reason of any disability or other defense of any other Person, or by reason of the cessation from any cause whatsoever of the liability of any other Person or entity, (c) any right of subrogation, (d) any right to enforce any remedy which the Lender or any other obligee of the Secured Obligations now has or may hereafter have against any other Person and any benefit of and any right to participate in any collateral or security whatsoever now or hereafter held by the Lender. The Grantor authorizes the Lender without notice (except notice required by applicable law) or demand and without affecting its liability hereunder or under the Loan Documents from time to time to: (i) take and hold security, other than the Collateral herein described, for the payment of such Secured Obligations or any part thereof, and exchange, enforce, waive and release the Collateral herein described or any part thereof or any such other security; and (ii) apply such Collateral or other security and direct the order or manner of sale thereof as the Lender or such obligee in its discretion may determine.

        The Lender may at any time deliver (without representation, recourse or warranty) the Collateral or any part thereof to the Grantor and the receipt thereof by the Grantor shall be a complete and full acquittance for the Collateral so delivered, and the Lender shall thereafter be discharged from any liability or responsibility therefor.

        15.   Continued Powers. Until the Maturity Date shall have occurred, the power of sale and other rights, powers and remedies granted to the Lender hereunder shall continue to exist and may be exercised by the Lender at any time and from time to time irrespective of the fact that any of the Secured Obligations or any part thereof may have become barred by any statute of limitations or that any part of the liability of the Grantor may have ceased.

        16.   Other Rights. The rights, powers and remedies given to the Lender by this Security Agreement shall be in addition to all rights, powers and remedies given to the Lender under any other Loan Document or by virtue of any statute or rule of law. Any forbearance or failure or delay by the Lender in exercising any right, power or remedy hereunder shall not be deemed to be a waiver of such right, power or remedy, and any single or partial exercise of any right, power or remedy hereunder shall not preclude the further exercise thereof; and every right, power and remedy of the Lender shall continue in full force and effect until such right, power or remedy is specifically waived in accordance with the terms of the Credit Agreement.

        17.   Anti-Marshaling Provisions. The right is hereby given by the Grantor to the Lender to make releases (whether in whole or in part) of all or any part of the Collateral agreeable to the Lender without notice to, or the consent, approval or agreement of other parties and interests, including junior lienors, which releases shall not impair in any manner the validity of or priority of the Liens and security interests in the remaining Collateral conferred hereunder, nor release the Grantor from personal liability for the Secured Obligations. Notwithstanding the existence of any other security interest in the Collateral held by the Lender, the Lender shall have the right to determine the order in which any or all of the Collateral shall be subjected to the remedies provided in this Security Agreement. The Grantor hereby waives any and all right to require the marshaling of assets in connection with the exercise of any of the remedies permitted by applicable law or provided herein or in any other Loan Document.

        18.   Entire Agreement. This Security Agreement, together with the Credit Agreement and other Loan Documents, constitutes and expresses the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior negotiations, agreements and understandings, inducements, commitments or conditions, express or implied, oral or written, except as contained in the Loan Documents. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof. Neither this Security Agreement nor any portion or provision hereof may be changed, altered, modified, supplemented, discharged, canceled, terminated, or amended orally or in any manner other than as provided in the Credit Agreement.

        19.   Third Party Reliance. The Grantor hereby consents and agrees that all issuers of or obligors in respect of any Collateral, and all securities intermediaries, warehousemen, bailees, public officials and other Persons having any interest in, possession of, control over or right, privilege, duty or discretion in respect of, any Collateral shall be entitled to accept the provisions hereof as conclusive evidence of the right of the Lender to exercise its rights hereunder or thereunder with respect to the Collateral, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by the Grantor or any other Person to any of such Persons.

        20.   Binding Agreement; Assignment. This Security Agreement and the terms, covenants and conditions hereof shall be binding upon and inure to the benefit of the parties hereto, and to their respective successors and assigns, except that the Grantor shall not be permitted to assign this Security Agreement, or any interest herein, except as expressly permitted herein or in the Credit Agreement, in the Collateral or any part thereof, or otherwise, except as expressly permitted herein or in the Credit agreement, pledge, encumber or grant any option with respect to the Collateral or any part thereof. Without limiting the generality of the foregoing sentence of this Section 20, any Lender may assign to one or more Persons, or grant to one or more Persons participations in or to, all or any part of its rights and obligations under the Credit Agreement (to the extent permitted by the Credit Agreement); and to the extent of any such assignment or participation such other Person shall, to the fullest extent permitted by law, thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, subject however, to the provisions of the Credit Agreement, including Section 9.06 thereof (concerning participations). All references herein to the Lender and shall include any successor thereof or permitted assignee, and any other obligees from time to time of the Secured Obligations.

        21.   Swap Contracts. All obligations of the Grantor under or in respect of Swap Contracts (which are not prohibited under the terms of the credit Agreement) to which the Lender or any affiliate of the Lender is a party, shall be deemed to be Secured Obligations secured hereby, and the Lender or affiliate of the Lender party to such Swap Contract shall be deemed to be a Lender hereunder with respect to such Secured Obligations; provided, however, that such obligations shall case to be Secured Obligations at such time as such Person (or affiliate of such Person) shall cease to be a "Lender" under the Credit Agreement.

        22.   Severability. The provisions of this Security Agreement are independent of and separable from each other. If any provision hereof shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision hereof, but this Security Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

        23.   Counterparts. This Security Agreement may be executed in any number of counterparts each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Security Agreement to produce or account for more than one such counterpart executed by the Grantor against whom enforcement is sought.

        24.   Termination. Subject to the provisions of Section 13, this Security Agreement and all obligations of the Grantor hereunder (excluding those obligations and liabilities that expressly survive such termination) shall terminate without delivery of any instrument or performance of any act by any party on the Maturity Date. Upon such termination of this Security Agreement, the Lender shall, at the request and sole expense of the Grantors, promptly deliver to the Grantors such termination statements and take such further actions as the Grantors may reasonably request to terminate of record, or otherwise to give appropriate notice of the termination of, any Lien conferred hereunder.

        25.   Indemnification. Without limitation of Section 9.04 of the Credit Agreement or any other indemnification provision in any Loan Document, the Grantor agrees to indemnify and hold harmless the Lender and each of its affiliates, and their respective officers, directors, employees, agents, and advisors (each, an "Indemnified Party"), from and against any and all claims, damages, losses, liabilities, costs, and expenses (including, without limitation, reasonable attorneys' fees) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of defense in connection therewith) the Loan Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loan under the Loan Documents except to the extent such claim, damage, loss, liability, cost, or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 25 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Grantor, any of their respective directors, shareholders or creditors, or an Indemnified Party or any other Person, or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. The Grantor agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to it, any of its subsidiaries or affiliates, or any security holders or creditors thereof arising out of, related to or in connection with the transactions contemplated herein or in the other Loan Documents, except to the extent that such liability is found in a final non-appealable judgment by a court of competent jurisdiction to have directly resulted from such Indemnified Party's gross negligence or willful misconduct. The Grantor agrees not to assert any claim against the Lender, any of its affiliates, or any of their respective directors, officers, employees, attorneys, agents, or advisers, on any theory of liability, for special, indirect, consequential, or punitive damages arising out of or otherwise relating to the Loan Documents, any of the transactions contemplated therein or the actual or proposed use of the proceeds of the Loan under the Loan Documents. The agreements in this Section 25 shall survive repayment of all of the Secured Obligations and the termination or expiration of this Security Agreement in any manner, including but not limited to termination upon occurrence of the Maturity Date.

        26.   Notices. Any notice required or permitted hereunder shall be given (a) with respect to the Borrower, at the Borrower's address indicated on Schedule 9.02 of the Credit Agreement and (b) with respect to the Lender, at the Lender's address indicated on Schedule 9.02 of the Credit Agreement. All such addresses may be modified, and all such notices shall be given and shall be effective, as provided in Section 9.02 of the Credit Agreement for the giving and effectiveness of notices and modifications of addresses thereunder.

        27.   Rules of Interpretation. The rules of interpretation contained in Sections 1.02 through 1.05 of the Credit Agreement shall be applicable to this Security Agreement and are hereby incorporated by reference. All representations and warranties contained herein shall survive the delivery of documents and any extension of credit referred to herein or secured hereby.

        28.   Governing Law; Arbitration; Waiver of Jury Trial.

          (a)   THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NORTH CAROLINA APPLICABLE TO CONTRACTS EXECUTED AND TO BE FULLY PERFORMED IN SUCH STATE; PROVIDED THAT (i) WITH RESPECT TO THOSE INSTANCES IN WHICH THE APPLICABLE CHOICE OF LAWS RULES OF SUCH STATE, INCLUDING SECTION 9-103 OF THE UCC, REQUIRE THAT THE MANNER OF CREATION OF A SECURITY INTEREST IN SPECIFIC COLLATERAL OR THE MANNER OR EFFECT OF PERFECTION OR NONPERFECTION OR THE RULES GOVERNING PRIORITY OF SECURITY INTERESTS ARE TO BE GOVERNED BY THE LAWS OF ANOTHER JURISDICTION, THEN THE LAWS OF SUCH OTHER JURISDICTION SHALL GOVERN SUCH MATTERS AND (ii) IN THOSE INSTANCES IN WHICH THE LAWS OF THE JURISDICTION IN WHICH COLLATERAL IS LOCATED GOVERN MATTERS PERTAINING TO THE METHODS AND EFFECT OF REALIZING ON COLLATERAL, SUCH LAWS SHALL BE GIVEN EFFECT WITH RESPECT TO SUCH MATTERS.

          (b)   THIS SECTION CONCERNS THE RESOLUTION OF ANY CONTROVERSIES OR CLAIMS BETWEEN THE GRANTOR AND THE LENDER, WHETHER ARISING IN CONTRACT, TORT OR BY STATUTE, INCLUDING BUT NOT LIMITED TO CONTROVERSIES OR CLAIMS THAT ARISE OUT OF OR RELATE TO: (i) THIS SECURITY AGREEMENT (INCLUDING ANY RENEWALS, EXTENSIONS OR MODIFICATIONS); OR (ii) ANY DOCUMENT RELATED TO THIS AGREEMENT (COLLECTIVELY, A "CLAIM").

          (c)   AT THE REQUEST OF THE GRANTOR OR THE LENDER, ANY CLAIM SHALL BE RESOLVED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (TITLE 9, U.S. CODE) (THE "ACT"). THE ACT WILL APPLY EVEN THOUGH THIS AGREEMENT PROVIDES THAT IT IS GOVERNED BY THE LAW OF A SPECIFIED STATE.

          (d)   ARBITRATION PROCEEDINGS WILL BE DETERMINED IN ACCORDANCE WITH THE ACT, THE APPLICABLE RULES AND PROCEDURES FOR THE ARBITRATION OF DISPUTES OF JAMS OR ANY SUCCESSOR THEREOF ("JAMS") AND THE TERMS OF THIS SECTION. IN THE EVENT OF ANY INCONSISTENCY, THE TERMS OF THIS SECTION SHALL CONTROL.

          (e)   THE ARBITRATION SHALL BE ADMINISTERED BY JAMS AND CONDUCTED IN THE STATE OF NORTH CAROLINA. ALL CLAIMS SHALL BE DETERMINED BY ONE ARBITRATOR; HOWEVER, IF CLAIMS EXCEED $5,000,000, UPON THE REQUEST OF ANY PARTY, THE CLAIMS SHALL BE DECIDED BY THREE ARBITRATORS. ALL ARBITRATION HEARINGS SHALL COMMENCE WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION AND CLOSE WITHIN 90 DAYS OF COMMENCEMENT AND THE AWARD OF THE ARBITRATOR(S) SHALL BE ISSUED WITHIN 30 DAYS OF THE CLOSE OF THE HEARING. HOWEVER, THE ARBITRATOR(S), UPON A SHOWING OF GOOD CAUSE, MAY EXTEND THE COMMENCEMENT OF THE HEARING FOR UP TO AN ADDITIONAL 60 DAYS. THE ARBITRATOR(S) SHALL PROVIDE A CONCISE WRITTEN STATEMENT OF REASONS FOR

  THE AWARD. THE ARBITRATION AWARD MAY BE SUBMITTED TO ANY COURT HAVING JURISDICTION TO BE CONFIRMED AND ENFORCED.

          (f)    THE ARBITRATOR(S) WILL HAVE THE AUTHORITY TO DECIDE WHETHER ANY CLAIM IS BARRED BY THE STATUTE OF LIMITATIONS AND, IF SO, TO DISMISS THE ARBITRATION ON THAT BASIS. FOR PURPOSES OF THE APPLICATION OF THE STATUTE OF LIMITATIONS, THE SERVICE ON JAMS UNDER APPLICABLE JAMS RULES OF A NOTICE OF CLAIM IS THE EQUIVALENT OF THE FILING OF A LAWSUIT. ANY DISPUTE CONCERNING THIS ARBITRATION PROVISION OR WHETHER A CLAIM IS ARBITRABLE SHALL BE DETERMINED BY THE ARBITRATOR(S). THE ARBITRATOR(S) SHALL HAVE THE POWER TO AWARD LEGAL FEES PURSUANT TO THE TERMS OF THIS AGREEMENT.

          (g)   THIS SECTION DOES NOT LIMIT THE RIGHT OF THE GRANTOR OR THE LENDER TO: (i) EXERCISE SELF-HELP REMEDIES, SUCH AS BUT NOT LIMITED TO, SETOFF; (ii) INITIATE JUDICIAL OR NONJUDICIAL FORECLOSURE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL; (iii) EXERCISE ANY JUDICIAL OR POWER OF SALE RIGHTS, OR (iv) ACT IN A COURT OF LAW TO OBTAIN AN INTERIM REMEDY, SUCH AS BUT NOT LIMITED TO, INJUNCTIVE RELIEF, WRIT OF POSSESSION OR APPOINTMENT OF A RECEIVER, OR ADDITIONAL OR SUPPLEMENTARY REMEDIES.

          (h)   BY AGREEING TO BINDING ARBITRATION, THE PARTIES IRREVOCABLY AND VOLUNTARILY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM. FURTHERMORE, WITHOUT INTENDING IN ANY WAY TO LIMIT THIS AGREEMENT TO ARBITRATE, TO THE EXTENT ANY CLAIM IS NOT ARBITRATED, THE PARTIES IRREVOCABLY AND VOLUNTARILY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF SUCH CLAIM. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS AGREEMENT.

        30.   Renewal of Security Interests. The security interests granted, re-granted, confirmed, and renewed hereby are in continuation of the security interests granted pursuant to the Original Security Agreement, and shall date from the date of the Original Security Agreement.

[Remainder of page intentionally left blank.]

        IN WITNESS WHEREOF, the parties have duly executed this Security Agreement on the day and year first written above.

GRANTOR:
CROCS, INC.
By:	/s/ RONALD SNYDER
Name:	Ronald Snyder
Title:	Chief Executive Officer and President
LENDER:
BANK OF AMERICA, N.A.
By:	/s/ HANCE VANBEBER
Name:	Hance VanBeber
Title:	Senior Vice President

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AMENDED AND RESTATED SECURITY AGREEMENT